                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              DEAN FOODS COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              DEAN FOODS COMPANY
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                              [DEAN FOODS LOGO]

                             3600 North River Road
                         Franklin Park, Illinois 60131

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Dean Foods Company which will be held on Tuesday, October 1, 1996, at 10:00 A.M., local time, in Oakbrook Terrace, Illinois.

     The enclosed Notice of 1996 Annual Meeting and Proxy Statement contain details concerning the business to be conducted at the Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the election of the three directors nominated to serve until the 1999 Annual Meeting of Stockholders and "FOR" the ratification of Price Waterhouse as independent accountants of the Company for the 1997 fiscal year. As is customary, there will be a report on the Company's business, and stockholders will have an opportunity to inquire about the affairs of the Company that may be of general interest.

     Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you are unable to attend.

                                          Sincerely,

                                          /s/ Howard M. Dean
                                          Howard M. Dean
                                          Chairman of the Board and
                                          Chief Executive Officer

August 23, 1996

NOTICE OF 1996 ANNUAL MEETING

The Annual Meeting of Stockholders of Dean Foods Company will be held on Tuesday, October 1, 1996, at 10:00 A.M., Central Daylight Savings Time, at the Drury Lane Oakbrook Terrace, 100 Drury Lane, Oakbrook Terrace, Illinois, for the purpose of considering and acting upon the following:

     (1)  The election of three directors to serve until the 1999 Annual
          Meeting.

     (2) Approval of the selection of Price Waterhouse as independent accountants for the Company and its subsidiaries for the fiscal year ending May 25, 1997.

     (3)  Such other matters as may properly come before the meeting.

     Directions to the site of the Annual Meeting appear at the conclusion of the Proxy Statement.

     The Board of Directors has fixed the close of business on August 9, 1996, as the record date for the determination of stockholders entitled to vote at the meeting, and only holders of shares of Company Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder of record for any purpose germane to the meeting during normal business hours at the offices of the Drury Lane Oakbrook Terrace, 100 Drury Lane, Oakbrook Terrace, Illinois, during the 10-day period preceding the meeting. A copy of the Company's Annual Report for fiscal year 1996 is concurrently being mailed to each person named in such list.

     The 1996 Annual Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

     Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                          Eric A. Blanchard
                                          Secretary

August 23, 1996

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THANK
                                      YOU.

DEAN FOODS COMPANY
3600 NORTH RIVER ROAD
FRANKLIN PARK, ILLINOIS 60131

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Dean Foods Company, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on October 1, 1996 (the "1996 Annual Meeting") and any adjournment thereof. A proxy in the accompanying form, properly executed and received by the Secretary prior to the closing of the polls on the particular matter and not revoked, will be voted FOR the election of directors as set forth therein (unless otherwise designated), and will be voted in accordance with the specification made thereon with regard to the proposal of the Board of Directors to approve the selection of independent accountants, or, to the extent no specification is made, will be voted in the election of directors as described under "Election of Directors" below, and will be voted FOR the selection of independent accountants. A proxy with respect to any matter may be revoked at any time prior to the closing of the polls on such matter at the 1996 Annual Meeting by giving notice of revocation or a duly executed proxy bearing a later date to the Secretary prior to the closing of the polls on such matter. The approximate date of mailing this Proxy Statement is August 23, 1996. The cost of soliciting proxies will be borne by the Company. The Company will solicit proxies by mail, and directors, officers and employees of the Company may solicit proxies by telephone, telegraph, facsimile transmission or in person.

     Only holders of Company Common Stock of record on the books of the Company at the close of business on August 9, 1996 will be entitled to vote at the meeting. On that date there were 41,424,621 shares outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding shares of Company Common Stock will constitute a quorum for the transaction of business at the 1996 Annual Meeting.

     Pursuant to Delaware law, shares entitled to cast votes on a matter at the 1996 Annual Meeting which are the subject of an ABSTAIN on that matter will be treated for quorum and all other purposes relevant to that matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated as present for quorum purposes relevant to that matter, but will not be included in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors elected to serve staggered three-year terms of office. The class to be elected at the 1996 Annual Meeting consists of three directors to hold office until the 1999 Annual Meeting of Stockholders and until their successors shall have been elected and qualified. The nominees for the class to be elected are Edward A. Brennan, John
S. Llewellyn, Jr., and Richard P. Mayer (all of whom currently serve on the Board of Directors).

     A policy governing the retirement of Directors from the Board was adopted in 1989 and amended in 1993. Pursuant to such policy, (i) any non-employee Director who is elected as a Director of the Company prior to his/her 65th birthday and discontinues his/her principal position or identification which prevailed at the time of election must submit his/her resignation as a Director upon the request of the Nominating Committee of the Board of Directors and the Chairman of the Board; (ii) any non-employee Director who is elected as a Director of the Company to a term expiring after his/her 70th birthday must submit his/her resignation as of the first day of the month after such birthday;
(iii) any Director who is an employee of the Company or any of its subsidiaries must submit his/her resignation as a Director of the Company at the first meeting of the Board after termination of his/her employment with the Company and its subsidiaries; and (iv) notwithstanding the foregoing, a Director who is serving or has previously served as Chief Executive Officer of the Company must submit his/her resignation as a Director of the Company upon the request of a majority of the Board of Directors made at any time subsequent to one month before his/her 70th birthday.

     If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Company Common Stock represented by such executed proxy for the election of the three persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the nominees and all other directors concerning their ages, business experience, and periods of service as Directors is shown below.

NOMINEES FOR ELECTION AT THE 1996 ANNUAL MEETING

FOR THREE-YEAR TERMS EXPIRING IN 1999:

EDWARD A. BRENNAN, Retired since August 1995. Chairman and Chief Executive    Photo:
Officer of Sears, Roebuck and Co. from 1986 to August 1995. Director of       Edward A. Brennan
Minnesota Mining & Manufacturing Company (a home product and chemical company) since 1986, AMR Corporation (an air transportation company) since
1987, Dean Witter, Discover & Co. (a financial services company) since
1993, The Allstate Corporation (an insurance company) since 1993, Unicom
Corporation (an electric company) since 1995, and The Seiyu, Ltd. (a diversified retail company) since May 1996. Director of the Company since
March 1996; member of the Audit Committee. Age 62.

JOHN S. LLEWELLYN, JR., President and Chief Executive Officer of Ocean        Photo:
Spray Cranberries, Inc. (marketing cooperative of cranberry and citrus        John S. Llewellyn, Jr.
growers) since 1988. Director of the Company since 1994; member of
Compensation and Nominating Committees. Age 61.

RICHARD P. MAYER, Retired since 1995. Chairman and Chief Executive Officer    Photo:
of Kraft General Foods North America (a diversified food company) from        Richard P. Mayer
1991 to January 1995; President of General Foods Corporation, 1989-1991.
Director of Brown-Forman Corporation (a liquor and wine company) since
1995, and Thompson/Minwax Company (a wood care products company) since
1995. Director of the Company since March 1996; member of Compensation
Committee. Age 56.

DIRECTORS WHOSE TERMS EXPIRE IN 1997:
PAULA HANNAWAY CROWN, Vice President of Henry Crown and Company (a private    Photo:
investment company) since 1985. Director of the Company since 1992;           Paula Hannaway Crown
member of Audit and Nominating Committees. Age 37.

JOHN P. FRAZEE, JR., Retired since 1993. President and Chief Operating        Photo:
Officer of Sprint Corporation (a telecommunications company) from March       John P. Frazee, Jr.
1993 to August 1993; Chairman and Chief Executive Officer of Centel
Corporation (a telecommunications company) from 1988 to 1993. Director of
Nalco Chemical Company (a specialty chemical company) since 1985, Security
Capital Group Incorporated (creator and operator of real estate investment trusts) since 1991, and Paging Network, Incorporated (a communications company) since 1995. Director of the Company since 1988; Chairman of Audit
Committee, member of Nominating Committee. Age 51.

THOMAS A. RAVENCROFT, President -- Dairy Division of the Company since        Photo:
1994, Senior Vice President of the Company since 1989, Group Vice             Thomas A. Ravencroft
President from 1988 to 1989 and Vice President, Corporate Planning from
1970 to 1988. Director of the Company since 1979; Chairman of Pension
Committee. Age 59.

THOMAS L. ROSE, President and Chief Operating Officer of the Company since    Photo:
1993, Senior Vice President from 1992 to 1993, Vice President, Production     Thomas L. Rose
from 1985 to 1993 and Vice President, Food Plants from 1979 to 1985.
Director of the Company since 1988; member of Executive and Pension
Committees. Age 59.

DIRECTORS WHOSE TERMS EXPIRE IN 1998:
LEWIS M. COLLENS, President of Illinois Institute of Technology and           Photo:
Chairman and Chief Executive Officer of IIT Research Institute since          Lewis M. Collens
1990; Dean of IIT Chicago-Kent College of Law from 1974 to 1990. President of the Council of Presidents of the Teacher's Academy for Mathematics and
Science since 1990. Director of AMSTED Industries (a manufacturer of components for the railroad and construction industries) since 1991.
Director of the Company since December, 1991; Member of Compensation and
Audit Committees. Age 58.

HOWARD M. DEAN, Chairman of the Board of Directors of the Company since       Photo:
1989, Chief Executive Officer since 1987 and President and Chief              Howard M. Dean
Operating Officer from 1970 to 1989. Director of Ball Corporation (a diversified manufacturer of containers and hi-tech products) since 1984,
Yellow Corporation (a nationwide common carrier) since 1987 and Nalco
Chemical Company (a specialty chemical company) since 1987. Director of the
Company since 1970; Chairman of Executive Committee. Age 59.

BERT A. GETZ, Chairman, President and Director of Globe Corporation (a        Photo:
diversified investment firm) since 1974. Director of Ameritas Life            Bert A. Getz
Insurance Corporation since 1990 and Bank of America Illinois since 1992.
Director of the Company since 1989; Chairman of Nominating Committee, member of Compensation and Pension Committees. Age 59.

ANDREW J. MCKENNA, Chairman and Chief Executive Officer and Director of       Photo:
Schwarz Paper Company (a printer, converter and distributor of packaging      Andrew J. McKenna
and promotional materials) since 1964. Director of AON Corporation (an insurance holding company) since 1970, Skyline Corporation (a manufacturer of mobile homes) since 1971, Chicago National League Ball Club, Inc. since
1981, Tribune Company (a communications company) since 1982, Chicago Bears
Football Club, Inc. since 1985, McDonald's Corporation since 1991 and First
National Bank of Chicago since 1993. Director of the Company since 1983;
Chairman of Compensation Committee, member of Executive and Nominating
Committees. Age 66.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors held nine meetings during fiscal year 1996.

     The Audit Committee of the Board of Directors meets with management of the Company and the Company's independent accountants to discuss the scope and results of the annual audit by the independent accountants, the fees of and services to be performed by the independent accountants, and the adequacy of the Company's system of internal controls. The Audit Committee met four times in fiscal year 1996.

     The Compensation Committee of the Board of Directors reviews and recommends, subject to the approval of the Board of Directors, salaries and other forms of cash compensation of elected Company officers, grants options and other awards under the Company's 1989 Stock Awards Plan, administers such plan, the Company's Supplemental Incentive Compensation Plan and the Company's Supplemental Benefits Plan, and reviews other personnel and compensation matters with the Company's management. The Compensation Committee met twice in fiscal year 1996.

     The Nominating Committee of the Board of Directors is authorized to nominate individuals for election or reelection to the Board at any Annual Meeting of Stockholders and appoint individuals to fill any vacancy resulting from the resignation or retirement of a director. The Nominating Committee considers suggestions regarding candidates for election to the Board submitted by stockholders in writing to the Secretary of the Company. With regard to the 1997 Annual Meeting, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for the 1997 Annual Meeting must be received as described below under the heading "Submission of Stockholder Proposals". The Nominating Committee met four times in fiscal year 1996, but the candidates for election at the 1996 Annual Meeting were nominated by the Board of Directors as a whole.

     During fiscal year 1996, each director of the Company who was not a salaried officer, employee, or paid consultant was paid an annual fee of $25,000 and fees of $1,200 for each meeting of the Board of Directors attended in person, $1,000 for each committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. Such directors were also reimbursed for their out-of-pocket expenses of attending Board and committee meetings. Under a deferred compensation plan adopted in 1982 by the Board, directors may elect to defer payment of all or a portion of their annual fees, board meeting fees and committee meeting fees until after they cease to be directors. Deferred fees accrue interest, and certain other amounts to be credited to the directors' accounts as described in the final paragraph of this section will accrue interest, semiannually at the average prime rate. Directors may elect to have all or a portion of their deferred fees and such other amounts credited to a Company Common Stock account in Units based upon the market value of Company Common Stock on the dates credited. Additional Units are automatically awarded based upon dividends paid on Company Common Stock. Following termination of service as a director, a director is entitled to receive in cash (paid in annual installments determined by the Compensation Committee, which administers the plan) the market value of the Company Common Stock underlying the Units in such director's Company Common Stock account.

     The following table sets forth the number of Units credited, as of July 31, 1996, to the Company Common Stock Accounts for the directors who were not officers, employees, or paid consultants and who were participating in the Company's deferred compensation plan for directors. Each Unit is equivalent in value to one share of Company Common Stock.

                   NAME                                            NUMBER OF UNITS
            -----------------                                      ---------------
            Edward A. Brennan....................................        669.78
            Lewis M. Collens.....................................      4,090.99
            Paula Hannaway Crown.................................      2,987.01
            John P. Frazee, Jr. .................................      3,785.80
            Bert A. Getz.........................................      9,132.62
            John S. Llewellyn, Jr. ..............................      1,313.11
            Andrew J. McKenna....................................      8,101.06
            Alexander J. Vogl....................................      5,697.17

     Under the Company's Director Stock Option Plan adopted in 1992 (the "1992 Plan"), on the third trading date after the Annual Meetings held in each of the years 1992, 1993, 1994 and 1995, directors of the Company who were not and had not been employees of the Company and who had not previously been awarded any options under the 1992 Plan were automatically granted non-qualified stock options to purchase shares of Company Common Stock at the market value on the date of grant (4,000 shares, 3,000 shares, 2,000 shares and 1,000 shares in the case of each option granted in 1992, 1993, 1994 and 1995, respectively). Each option was exercisable immediately upon grant with respect to 1,000 shares and, provided the optionee was still a Company director and was not an employee of the Company, became exercisable with respect to an additional 1,000 shares on each anniversary of grant. Upon exercise of an option, the Company is obligated to make a cash payment to the optionee sufficient to reimburse the optionee for the individual federal income tax liability incurred in connection with the exercise of such option. Each option has a term of ten years, but, if earlier, will expire five years after the optionee terminates his or her service with the Board of Directors. A maximum of 40,000 shares of Company Common Stock could be awarded under the 1992 Plan.

     Under a retirement plan adopted by the Board of Directors in 1986, a director who is not, nor has ever been, an employee, and who retires as a director after reaching age 55 and having served on the Board for at least five full years, is to be paid annually, during his or her lifetime, for a period not to exceed the length of his or her service on the Board, an amount equal to 10% of the annual fee being paid at the time of retirement to directors who are not salaried officers, employees, or paid consultants multiplied by each full year of his or her service on the Board (not to exceed 100% of such annual fee). Directors receiving retirement income under the plan are obligated, upon request, to make themselves available, at the Company's expense, at reasonable times and places taking into account their health, age and other duties, to consult with directors and senior officers of the Company. The Board of Directors has terminated this plan effective October 1, 1996. At such date, each director's account under the deferred compensation plan adopted in 1982 described above is to be credited with an amount equal to the then present value of the annual retirement benefit that would have been paid to such director over the period commencing in October 1996 equal to the length of his or her service on the Board, if such director had retired as of October 1, 1996 and was fully vested at such time: (Mr. Collens: $47,007; Ms. Crown: $33,141; Mr. Frazee:
$123,447; Mr. Getz: $91,165; Mr. Llewellyn: $8,928; Mr. McKenna: $206,196; and
Mr. Vogl: $251,690).

EXECUTIVE COMPENSATION

The following tables and text discuss the compensation paid in fiscal year 1996 and the two prior fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company serving at the end of fiscal year 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                           ANNUAL COMPENSATION                     SECURITIES
                           ----------------------------------------------------    UNDERLYING    ALL OTHER
    NAME AND PRINCIPAL                                          OTHER ANNUAL      OPTIONS/SARS  COMPENSATION
         POSITION          YEAR    SALARY($)     BONUS($)    COMPENSATION($)(10)      (#)           ($)
- ------------------------------------------------------------------------------------------------------------
Howard M. Dean             1996    $568,037(2)   $ 157,886            --             25,200       $ 39,178(11)
  Chairman of The Board    1995    $524,342(2)   $ 335,579            --             21,000       $ 13,721
  and Chief Executive      1994    $507,000      $ 338,675            --             30,000       $ 14,592
  Officer

Thomas L. Rose             1996    $382,828(3)   $  96,173(8)         --             18,216       $ 78,762(11)(12)
  President and Chief      1995    $361,842(4)   $ 226,192            --             12,500       $103,462
  Operating Officer        1994    $262,417      $ 175,295            --             12,500       $155,730

Thomas A. Ravencroft       1996    $241,616(5)   $  70,646(8)         --             11,050       $ 14,455(11)
  Senior Vice President    1995    $219,267(6)   $ 160,729(8)         --              4,375       $  6,271
  and President--          1994    $199,501(7)   $ 138,578(8)         --              5,479       $  7,285
  Dairy Division

William R. McManaman       1996    $171,415      $ 120,750(8,9)       --             12,150             --
  Vice President--         1995(1)       --             --            --                 --             --
  Finance and              1994(1)       --             --            --                 --             --
  Chief Financial Officer

Jeffrey P. Shaw            1996    $203,061      $  23,539(8)         --              7,399       $ 12,957(11)
  Group Vice President--   1995    $165,750      $  96,108(8)         --              4,375       $  5,424
  Vegetables and President 1994    $152,750      $  98,307(8)         --              3,537       $  5,407
  of Dean Foods Vegetable
  Company

- ----------------

 (1) Mr. McManaman became employed by the Company, as Vice President -- Finance and Chief Financial Officer, as of October 16, 1995.

 (2) Includes $234,000 of deferred compensation.

 (3) Includes $12,000 of deferred compensation.

 (4) Includes $11,000 of deferred compensation.

 (5) Includes $96,000 of deferred compensation.

 (6) Includes $88,200 of deferred compensation.

 (7) Includes $2,400 of deferred compensation.

 (8) Pursuant to the Company's 1989 Stock Awards Plan, eligible employees may elect to receive Company Common Stock in lieu of all or a portion of incentive cash bonuses otherwise payable to them. At the time of issuance, the shares have a fair market value equal to 115% of the cash bonus which the employee elects to receive in Company Common Stock. The bonuses reflected include the fair market value of such shares in excess of the bonus amounts which the executive elected to receive in Company Common Stock.

 (9) Mr. McManaman's first year bonus was agreed to by the Company at the time he was employed.

(10) The Securities and Exchange Commission ("SEC") rules regarding executive compensation do not require disclosure unless the amount of such other annual compensation for a fiscal year is greater than or equal to either $50,000 or 10 percent of the total annual salary and bonus for such fiscal year reported for the named executive officer, whichever is less.

(11) Consists of matching contributions (Mr. Dean: $2,375; Mr. Rose: $2,431; Mr.
     Ravencroft: $2,439; and Mr. Shaw: $2,560) and other contributions (Mr.
     Dean: $3,300; Mr. Rose: $3,300; Mr. Ravencroft: $3,300; and Mr. Shaw:
     $3,300) for eligible covered employees made by the Company pursuant to the Dean Foods Company Investment and Profit Sharing Plan, and accruals (Mr.
     Dean: $33,503; Mr. Rose: $17,531; Mr. Ravencroft: $8,716; and Mr. Shaw:
     $7,097) for the lump sum payments at retirement under the Dean Foods Company Supplemental Benefits Plan described in the final paragraph under "Retirement Benefits" below and, in the case of Mr. Rose, the amount described in Footnote 12 below.

(12) Includes $55,500 paid by the Company as the third of five annual installments to provide Mr. Rose with a relocation allowance. The $55,500 paid to Mr. Rose in fiscal year 1996 reimbursed him for additional home mortgage interest and taxes relating to Mr. Rose's move during fiscal year 1995 from Rockford, Illinois to the Chicago metropolitan area. The Company will further reimburse Mr. Rose during the next two fiscal years in an amount of $55,500 per year, provided that Mr. Rose maintains his position as an officer of the Company.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                               ANNUAL RATES OF STOCK PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS                              OPTION TERM (10 YEARS)(3)
                            -------------------------------------------    ----------------------------------------------------
                                          % OF
                                          TOTAL                                     5% ($)                     10% ($)
                            NUMBER OF    OPTIONS                           ------------------------    ------------------------
                            SECURITIES   GRANTED                           POTENTIAL                   POTENTIAL
                            UNDERLYING     TO      EXERCISE                PRICE PER     AGGREGATE     PRICE PER     AGGREGATE
                             OPTIONS    EMPLOYEES  OR BASE                  SHARE AT     POTENTIAL      SHARE AT     POTENTIAL
                             GRANTED    IN FISCAL   PRICE    EXPIRATION    EXPIRATION    REALIZABLE    EXPIRATION    REALIZABLE
           NAME                (#)        YEAR      ($/SH)      DATE          DATE         VALUE          DATE         VALUE
- -------------------------------------------------------------------------------------------------------------------------------
Howard M. Dean.............  25,200(1)     8.0%     $28.13     07/27/05      $45.82      $1,154,664      $72.96      $1,838,592
Thomas L. Rose.............   9,466(1)     3.0%     $28.13     07/27/05      $45.82      $  433,732      $72.96      $  690,639
                              8,750(2)     2.8%     $28.13     07/27/05      $45.82      $  400,925      $72.96      $  638,400
Thomas A. Ravencroft.......   7,600(1)     2.4%     $28.13     07/27/05      $45.82      $  348,232      $72.96      $  554,496
                              3,450(2)     1.1%     $28.13     07/27/05      $45.82      $  158,079      $72.96      $  251,712
William R. McManaman.......  12,150(2)     3.9%     $26.87     02/01/06      $43.77      $  531,806      $69.69      $  846,734
Jeffrey P. Shaw............   4,099(1)     1.3%     $28.13     07/27/05      $45.82      $  187,816      $72.96      $  299,063
                              3,300(2)     1.0%     $28.13     07/27/05      $45.82      $  151,206      $72.96      $  240,768

- ----------------

(1) Non-qualified option granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described below under the heading "Change in Control Agreements"). The Company is obligated to compensate the optionee for the tax liability incurred in connection with the exercise of such option, but not in excess of the aggregate increase in the market value of the shares after the date of grant.

(2) Incentive stock option granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described below under the heading "Change in Control Agreements").

(3) The potential prices per share at expiration date and aggregate potential realizable values result from calculations assuming 5% and 10% growth rates in share price as prescribed by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company nor the actual value that the named executives will realize. Executives will realize the indicated values only if the price of Company Common Stock appreciates by the hypothetical annual percentage increases indicated.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                                  UNEXERCISED              IN-THE-MONEY
                                                                OPTIONS/SARS AT          OPTIONS/SARS AT
                                                                   FY-END(#)                FY-END($)

                        SHARES ACQUIRED         VALUE            EXERCISABLE/              EXERCISABLE
NAME                    ON EXERCISE(#)       REALIZED($)         UNEXERCISABLE           UNEXERCISABLE(1)
- -----------------------------------------------------------------------------------------------------------
Howard M. Dean                    0              $ 0           90,317/63,451                $ 2,125/$0
Thomas L. Rose                    0              $ 0           28,882/35,513                $   480/$0
Thomas A. Ravencroft              0              $ 0           20,731/19,569                $   516/$0
William R. McManaman              0              $ 0             0/12,150                   $     0/$0
Jeffrey P. Shaw                   0              $ 0           8,245/13,141                 $   144/$0

- ----------------

(1) Based upon a 1996 fiscal year end Company Common Stock price of $24.75 per share.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                           PERFORMANCE     ESTIMATED FUTURE PAYOUTS
                                                            OR OTHER     UNDER NON-STOCK PRICE-BASED
                                            NUMBER OF        PERIOD                 PLANS
                                          SHARES, UNITS       UNTIL      ----------------------------
                                             OR OTHER      MATURATION    THRESHOLD   TARGET   MAXIMUM
NAME                                       RIGHTS(#)(1)     OR PAYOUT       (#)       (#)       (#)
- -----------------------------------------------------------------------------------------------------
Howard M. Dean..........................     --             3 years        7,000     14,000   21,000
Thomas L. Rose..........................     --             3 years        4,250      8,500   12,750
Thomas A. Ravencroft....................     --             3 years        2,750      5,500    8,250
William R. McManaman....................     --             3 years            0          0        0
Jeffrey P. Shaw.........................     --             3 years        1,750      3,500    5,250

- ----------------

(1) Awards are not expressed in these terms. Provided a threshold is met, each award entitles the executive to receive a payment following the end of the three year (fiscal years 1996, 1997 and 1998) performance period, based on the Company's earnings per share performance during such performance period. Such payments are to be made 50% in Company Common Stock and 50% in cash (based on the then market value of Company Common Stock).

RETIREMENT BENEFITS

A majority of the Company's salaried employees, including salaried employees of certain wholly-owned subsidiaries, are covered under the Dean Foods Company Salaried Employees Pension Plan, a qualified defined benefit plan to which only the Company and such subsidiaries contribute. Benefits are based upon the following: (a) for years of service through 1985, a participant's highest average "qualifying earnings" (total compensation (excluding bonuses for years of service prior to 1995 and excluding deferred compensation for all years), subject to such year's limit applicable to tax-qualified retirement plans ($235,840 for calendar year 1993; $150,000 for each of calendar years 1994, 1995 and 1996 and indexed for each year thereafter)) paid during five consecutive years out of the last 15 years of service (including earnings for years after 1985), and (b) for years of service after 1985, the sum of the benefits accrued for each year of service by the participant based on qualifying earnings in each such year, except that benefits relating to a participant's service at an entity acquired by the Company may be based on a slightly different formula which takes into account the pension benefits for service covered under the acquired entity's plan prior to the date such plan was merged into the Company's pension plan. In the case of executives named in the Summary Compensation Table, qualifying earnings for years of service through 1994 are the equivalent of "Salary", excluding amounts described in Footnotes 2 through 7 to such Table, and for years of service thereafter are the equivalent of the foregoing and "Bonus". Benefits are integrated with Social Security on a step-rate basis with the following integration levels: (a) for benefits earned through 1985, $10,200 and (b) for benefits earned thereafter, Social Security covered compensation ($27,576 for 1996). Annual benefits payable from the plan are currently subject to a limit of $120,000 under the Internal Revenue Code of 1986, as amended. Such limit is subject to additional upward adjustments for cost-of-living increases each year.

     In January 1981, because a substantial portion of the compensation for elected officers of the Company did not then qualify as pension plan earnings, the Board of Directors adopted the Dean Foods Company Supplemental Benefits Plan, which provides for the payment of supplemental benefits. Under the plan as amended, each officer is eligible for either Class I benefits or Class II benefits, as the Compensation Committee of the Board of Directors designates. Class I annual benefits are the greatest of (a) 20% of the last twelve months' compensation, (b) 20% of average annual compensation for the highest sixty consecutive months out of the last 180 months or (c) if the officer has reached age 60, the excess of 55% of average annual compensation as described in (b) over the benefit payable under the Salaried Employees Pension Plan determined under the 50% joint and survivor form of benefit. Class I benefits are payable in equal monthly installments for 15 years (or, if longer, for life) commencing upon the first to occur of the officer's (i) disability during active employment, (ii) termination of employment after age 60 for any reason other than death or disability, or (iii) death during active employment. Currently, Messrs. Dean and Rose are the only officers entitled to Class I benefits.

     Class II annual benefits are the greater of the amounts described in clauses (a) and (b) of the paragraph above regarding Class I benefits, payable in equal monthly installments for 10 years (or, if longer, in the case of disability, until age 65) commencing upon the first to occur of the officer's
(i) disability during active employment, or (ii) death during active employment. The plan also provides a ten-year retirement benefit equal to the Class II annual benefits described in the preceding sentence to Class II officers who are 60 or older at the time of their retirement. Currently, Messrs. Ravencroft, McManaman, and Shaw and 13 other executive officers are entitled to Class II benefits.

     Total estimated annual benefits for the executive officers named in the Summary Compensation Table are shown below. The benefits shown for them (i) are based on each executive officer's current compensation, (ii) in the case of the Salaried Employees Pension Plan, are assumed payable under the plan option providing benefits for the life of the employee only, (iii) in the case of the Supplemental Benefits Plan, are assumed payable for 15 years (or, if longer, for life) for Class I benefits and for 10 years for Class II benefits, and (iv) are based on service through normal retirement age (age 65). Pension benefits may be payable prior to age 65 upon early retirement, disability or death.

                               PENSION PLAN TABLE

          NAME                        ESTIMATED ANNUAL PENSION AT AGE 65
          ------------------------------------------------------------------------
          Howard M. Dean................................................  $570,839
          Thomas L. Rose................................................  $413,728
          Thomas A. Ravencroft..........................................  $292,334
          William R. McManaman..........................................  $157,676
          Jeffrey P. Shaw...............................................  $193,672

     The Supplemental Benefits Plan also provides each Class I and Class II officer with a lump sum payment at retirement. The lump sum is equal to the sum of amounts credited to the officer's account annually during the officer's participation in the plan together with interest on credited amounts accrued annually at eight percent (8%). The amount credited annually equals (i) a percentage set by the Board of Directors (2.2% during 1995 and 1996) of the excess of the officer's qualifying earnings for such year under the Salaried Employees Pension Plan without regard to such year's limit applicable to tax-qualified retirement plans above such limit, plus (ii) provided the officer makes his maximum matchable contribution to the Dean Foods Company Investment and Profit Sharing Plan for such year, the amount of the matching contribution the Company would have made under that Plan with respect to the excess described in clause (i) had there been no limit on qualifying earnings applicable to tax-qualified retirement plans, less (iii) the contributions (other than matching contributions) for the officer made by the Company for such year under the Dean Foods Company Investment and Profit Sharing Plan.

CHANGE IN CONTROL AGREEMENTS

The Company is a party to agreements with Messrs. Dean, Rose, Ravencroft, McManaman and Shaw and 13 other executive officers which provide that in the event of such executive's voluntary or involuntary termination of employment (other than retirement at or after his or her "normal retirement date", or termination for "good cause", or death, or being "permanently disabled" for six months, as such terms are defined in the agreements) within two years after a "change in control" of the Company, he or she will promptly be paid (i) accrued salary and vacation pay, (ii) any unpaid bonus for the preceding year and (iii) the equivalent of base salary, annual bonus and the value of certain financial planning and tax preparation services for two years (or, if less, for the period until his or her normal retirement date), based on levels during the preceding year. In addition, during the two years following such termination (or any lesser period until the executive's death or normal retirement date), the Company will maintain all life insurance, dental, medical, health and accident and disability plans, programs or arrangements in which the executive was entitled to participate immediately prior to the change in control (or will arrange for substantially the same benefits); and at the expiration of such period will provide the executive with at least the same life insurance and health coverage to which he or she would be entitled if he or she retired at that time with fifteen years of service; in each case subject to offset for any substantially similar benefits provided by any new employer. The executive will also be given credit under the Dean Foods Company Salaried Employees Pension Plan (or any successor plan) and supplemental benefits plan for service during such period, and his or her compensation for purposes of such plans will reflect the payments referred to above. To the extent such credit or calculation of compensation is not permitted by the terms of a plan, the present value of the benefit he or she would otherwise receive will be paid to him or her promptly after termination of employment. In the event the payments to the executive on account of accrued amounts and additional salary, bonus and financial planning and tax preparation services, either alone or together with other amounts the executive would have the right to receive from the Company, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and if the reduction of such payments would result in no portion of such payments or other amounts being subject to the excise tax imposed by Section 4999 of the Code and in no disallowance of a deduction by the Company pursuant to Section 280G(a) of the Code, such payments are to be reduced to the extent necessary to accomplish such results. The Company has agreed to reimburse the executive for legal fees and expenses incurred by him or her in enforcing any right or benefit provided by his or her agreement.

     For purposes of the agreements, a "change in control" of the Company occurs if: (i) there is a change in control that would be required to be reported under
Item 5(f) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, (ii) any person, entity or group is, directly or indirectly, the beneficial owner of securities representing 20% or more of the Company's combined voting power, (iii) a majority of the members of any class of Company directors are persons not nominated or elected by the Board of Directors or (iv) the Company (or any substantial portion of its assets) is combined with or acquired by another person or entity. However, no "change in control" occurs on account of: (i) any transaction or series of transactions which has been approved in advance by a majority of the Board of Directors (exclusive of directors employed or otherwise affiliated with the person or entity seeking the change in control), (ii) certain acquisitions by underwriters in connection with underwritten public offerings or (iii) any acquisition by any defined contribution plan qualified pursuant to the Code maintained for the benefit of employees of the Company and/or its subsidiaries.

     In return for the benefits provided by his or her agreement, each executive agrees to continue to perform the regular duties of his or her current office (and/or such duties of such other positions to which he or she may be elected or assigned), subject to termination of employment by the Company at any time and to resignation by him or her at any time on at least three months' prior written notice or on his or her normal retirement date on 30 days' prior written notice.

     The Company may terminate any agreement, as of and with respect to any change in control occurring after a date at least two years after notice of termination, by written notice to the executive.

     These agreements may be regarded as having an "anti-takeover" effect.

      COMPARISON OF FIVE YEAR(1) CUMULATIVE TOTAL RETURN(2) OF DEAN FOODS
           COMPANY COMMON STOCK, S&P 500 INDEX AND S&P FOODS INDEX(3)

                                   [CHART]
- ----------------

(1) Compares fiscal years ending on or about May 31st of the years indicated.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on June 1, 1991 in Dean Foods Company Common Stock, and in each of the Standard & Poors ("S&P") 500 Index and the S&P Foods Index, both of which are published industry indices.

(3) Companies in the S&P Foods Index are as follows: Archer Daniels Midland Company, CPC International, Inc., Campbell Soup Company, ConAgra Inc., General Mills, Inc., The H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, The Quaker Oats Company, Ralston Purina Company, Sara Lee Corporation, Unilever N.V., and Wm. Wrigley, Jr. Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 1996 consisted of Messrs. McKenna (Chair), Collens, Llewellyn, Vogl, Getz and (commencing March
1996) Mayer, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. There were no interlocks or relationships requiring disclosure under applicable SEC rules.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of six directors, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. The Committee reviews and recommends, subject to the approval of the Board of Directors, the Company's compensation policies and programs. In its deliberations, the Committee receives and considers recommendations from Mr. Dean, the Company's Chairman and Chief Executive Officer, and Mr. Rose, the Company's President. However, Messrs. Dean and Rose are not present during any deliberations directly involving their respective compensation.

     The Company's compensation policies are designed to attract and retain highly capable executives and provide performance incentives for such executives. The ultimate objective of the Company's compensation policies and programs is to increase stockholder value by linking management's compensation to the Company's performance. Accordingly, a Company executive's total cash compensation will vary in relation to the Company's performance, the financial performance of those business operations in which the executive is most directly involved, if applicable, individual achievement and other factors. In addition, the grant of stock options and performance shares awards to Company executives is considered an effective incentive for the creation of shareholder value since the value of stock options is directly linked to increases in the per share price of Company Common Stock, and the value of performance shares awards is directly linked to the Company's earnings per share and the per share price of Company Common Stock.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain compensation paid to the Chief Executive Officer and the other four highest paid executive officers at the end of each fiscal year, with respect to fiscal years commencing on or after January 1, 1994. Compensation paid pursuant to programs meeting certain specified requirements is exempted from this limitation. The Committee has taken and intends to continue to take actions, including seeking stockholder approval, to ensure that the Company's executive compensation programs meet such requirements, except in those cases where the Committee believes stockholder interests are best served by retaining flexibility of approach.

     In conformance with the foregoing compensation philosophy, the total annual compensation for executives of the Company and its subsidiaries is determined under three principal compensation programs--base salary, annual incentive bonuses and stock-based awards granted under the Company's 1989 Stock Awards Plan. These three compensation programs, as implemented for the 1996 fiscal year, are described below.

     Base Salary. An executive's base salary is determined after a review of external comparisons using studies prepared by compensation consulting firms, other salary surveys and internal comparisons against peers. Such data may or may not include some of the companies reflected in the S&P Foods Index used in the stock performance graph above. Base salaries, in general, are not intended to correspond to any particular percentile of the base salaries paid by comparable companies to their executives in comparable positions. Salary reviews typically occur once a year. Adjustments may be made to base salary for geographic disparities in the cost of living, salary anomalies resulting from acquisitions, individual potential for advancement and other factors.

     Incentive Bonuses. Annual incentive bonuses are paid pursuant to three discretionary programs.

     The first program, established under the 1989 Stock Awards Plan, provides for bonuses based on one or more Company financial performance criteria established by the Compensation Committee during the first ninety days of the fiscal year. For bonuses payable under this program for the 1996 fiscal year and the current fiscal year, the financial performance criteria are return on stockholders' equity and return on invested capital, respectively. In connection with the recently announced strategic plans of the Company, the Compensation Committee is currently evaluating which financial performance criteria most effectively support management's creation of long-term stockholder value. In no event may the bonus amount paid to an executive under this bonus program for a fiscal year exceed $950,000. Under a second incentive bonus program, which is not part of the 1989 Stock Awards Plan, executives participating in the first program may receive additional annual bonuses based primarily, if not exclusively, on the achievement of personal performance goals set during the first ninety days of the fiscal year.

     Such bonuses are payments calculated as percentages of an executive's base salary. Generally, a target total bonus for both programs is determined for each executive ranging from 50% to 85% of base salary depending upon the executive's position and scope of responsibility. It is intended that, if certain performance goals are achieved, an executive's total cash compensation will be competitive. A majority of the aggregate annual incentive bonuses paid for the 1996 fiscal year to executives who participated in the foregoing bonus programs consisted of the Company financial performance-based bonus.

     Under a separate cash bonus plan, the Company pays bonuses to certain other executive officers who have primary responsibilities within a particular operating subsidiary or division of the Company and who normally do not participate in the programs described above. Under this plan, the bonus amounts are based upon various divisional targets relating to earnings, return on assets, and achievement of individual performance goals established each year by the Company's senior management.

     For fiscal year 1996, bonuses for executive officers ranged from approximately 10% to 54% of their base salaries and their total cash compensation ranged from less than the 25th percentile to the 50th percentile of such total cash compensation paid by comparable companies to their executives in comparable positions.

     Stock-Based Awards. Under the Company's 1989 Stock Awards Plan, executives may be granted stock options, stock bonus awards, stock appreciation rights, restricted stock, performance shares awards and other equity-related awards. It is the Committee's belief that Company executives are more effectively motivated to manage the Company's business in the best interest of its stockholders when such executives possess an ownership interest in the Company parallel to the stockholders. It has been the Committee's practice to utilize incentive stock options, non-qualified options and equity-related bonus awards to achieve commonality of interest with the stockholders in the long-term performance of the Company.

     Stock option grants and performance shares awards have been made to executives on a discretionary basis by the Compensation Committee. The number of options and performance shares already held by a particular executive is not a factor in determining the number of options and performance shares granted. Generally, the aggregate value of stock options and performance shares awards granted to a particular executive is determined with reference to the median aggregate value of stock-based compensation awarded to a survey group of food company executives having similar responsibilities. The survey group was developed by a nationally recognized compensation consulting firm using survey data relating to executives of food companies with gross revenues comparable to those of the Company. Such survey group may or may not have included some of the companies reflected in the S&P Foods Index used in the stock performance graph above.

     The Compensation Committee decided not to award performance shares in fiscal year 1997. Rather, in July 1996, stock options were issued to executive officers in multiple tiers: the first tier at an exercise price equal to the market price on the date of grant and the second and third tiers at premium prices (i.e., at exercise prices which exceeded the market price on the date of grant). The Compensation Committee believes that the combination of the market price options and premium price options will provide additional incentives for the executive officers to enhance stockholder value.

     Executives also have the opportunity to receive, in lieu of cash, all or a portion of their annual incentive bonuses in the form of Company Common Stock having a fair market value on the date of the award of 115% of that portion of the bonus elected to be received in Company Common Stock. This feature is designed to further encourage Company Common Stock ownership by Company executives. Of the aggregate annual incentive bonus amounts granted by the Company to executives for fiscal year 1996, 34.4% was issued in the form of Company Common Stock.

     Other. As of December 1, 1993, Thomas L. Rose became President and Chief Operating Officer of the Company. Mr. Rose's new position required the relocation of his family from Rockford, Illinois to the Chicago area. Because such relocation resulted in a substantial increase in living expenses for Mr. Rose, in fiscal year 1994 the Compensation Committee provided Mr. Rose with a five-year relocation allowance, more specifically described in Footnote 12 to the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The base salary of Howard M. Dean during fiscal year 1996 was established in accordance with the Company's compensation policy for base salaries described above. Mr. Dean's base salary fell between the 25th and 50th percentiles of base salaries paid by the survey group during calendar 1995.

     Mr. Dean's combined base salary and incentive bonuses for fiscal year 1996 was below the 25th percentile for total compensation paid to CEOs in the survey group previously noted. Stock options and performance shares were awarded to Mr. Dean in fiscal year 1996 having an aggregate value below the median value of stock-based compensation awarded to CEOs in the survey group.

                                          Andrew J. McKenna, Chairman
                                          Lewis M. Collens
                                          John S. Llewellyn, Jr.
                                          Alexander J. Vogl
                                          Bert A. Getz
                                          Richard P. Mayer

                                          Members of the Compensation Committee

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of August 9, 1996, information with respect to the Company Common Stock beneficially owned by: (i) any person known by the Company to be the beneficial owner of more than five percent of the outstanding Company Common Stock, (ii) each director and each nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and officers of the Company as a group. Each of the directors had, as of such date, sole voting and disposition power as to the shares shown in the table as beneficially owned by him or her, other than those shown as being shares as to which beneficial ownership is disclaimed.

                                                                         SHARES
                                                                      BENEFICIALLY        PERCENT
                NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED            OF CLASS
- --------------------------------------------------------------------------------------------------
Lydia M. O'Connor, c/o Stuart Levin & Associates, P.C.,
  255 Revere Drive, Suite 110, Northbrook, IL 60062, owns
  individually......................................................       307,545            .7%
  and has sole voting and investment power as to....................     1,930,703(1)        4.7%
                                                                      ------------           ---
                                                                         2,238,248           5.4%
                                                                         =========        =======
Edward A. Brennan...................................................         1,500              *
Lewis M. Collens....................................................         5,000(2)           *
Paula H. Crown......................................................         5,000(3)           *
Howard M. Dean......................................................       453,984(4)        1.1%
John P. Frazee, Jr..................................................        10,823(5)           *
Bert A. Getz........................................................        15,500(6)           *
John S. Llewellyn, Jr...............................................         2,000(7)           *
Richard P. Mayer....................................................         5,000              *
William R. McManaman................................................         8,373              *
Andrew J. McKenna...................................................        13,018(8)           *
Thomas A. Ravencroft................................................       154,385(9)         .4%
Thomas L. Rose......................................................        82,406(10)        .2%
Jeffrey P. Shaw.....................................................        17,901(11)          *
Alexander J. Vogl...................................................        13,855(12)          *
All directors and officers of the Company as a group (27 persons)...     2,287,328(13)       5.5%

- ----------------

    *Less than 0.1%

 (1) Ms. O'Connor is the sole trustee (with sole voting and investment power) of two trusts holding, in the aggregate, 1,930,703 shares. She has a 50% life interest in the income from such trusts.

 (2) Includes 4,000 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

 (3) Includes 4,000 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

 (4) Includes 144,614 shares with respect to which Mr. Dean disclaims beneficial ownership and 116,957 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

 (5) Includes 5,500 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

 (6) Includes 2,500 shares with respect to which Mr. Getz disclaims beneficial ownership and 5,500 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

 (7) Includes 2,000 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

 (8) Includes 5,500 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

 (9) Includes 28,454 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

(10) Includes 41,481 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

(11) Includes 11,797 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

(12) Includes 5,500 shares which may be acquired pursuant to stock options within 60 days after August 9, 1996.

(13) Includes 147,114 shares with respect to which directors and officers disclaim beneficial ownership and 766,159 shares which directors and officers have the right to acquire pursuant to stock options within 60 days after August 9, 1996.

APPROVAL OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company has again selected Price Waterhouse as independent accountants to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 25, 1997, subject to approval of the stockholders. Such selection was last submitted for stockholder approval at the 1995 Annual Meeting.

     Representatives of Price Waterhouse are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Company's financial statements for the fiscal year ended May 26, 1996 were audited by Price Waterhouse. In connection with their audit function, Price Waterhouse also reviewed filings with the Securities and Exchange Commission and reports to stockholders, and provided technical assistance to the Company's accounting staff.

     The selection of Price Waterhouse will be considered approved if a majority of the shares of Company Common Stock voted at the meeting is voted for approval. If the stockholders do not approve the selection of Price Waterhouse, the selection of other independent accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

All proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than the close of business on April 25, 1997 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                          Eric A. Blanchard
                                          Secretary

August 23, 1996

                        DIRECTIONS TO DEAN FOODS COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS

                          DRURY LANE OAKBROOK TERRACE
                                 100 DRURY LANE
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 530-8300

     Drury Lane is located just north of the Oakbrook Shopping Center. Access to the complex is somewhat difficult. The map which follows should prove helpful.

     Although Drury Lane is bordered on the north by Roosevelt Road, there is no access to the complex from Roosevelt Road. There is also no access from the westbound lanes of Butterfield Road.

     If you are coming from the City on the Eisenhower/I-290, or from the north or south on the Tri-State/I-294, follow the exit signs to the East-West Tollway/I-88. From the Tollway, exit to the right at the "Cermak Road/22nd Street" ramp immediately after the toll booth. Proceed straight across Cermak Road to Spring Road. Take Spring Road north to Drury Lane.

     If you are coming from the north or south on Route 83, take Route 56 (Butterfield Road) east. Once on Butterfield, you will immediately exit to the right onto Spring Road, following the signs marked "Drury Lane/Spring Road".

     If you are coming from the west on the East-West Tollway/I-88, exit at Midwest Road (exact toll required). Proceed north on Midwest Road to Route 56 (Butterfield Road) east. Once on Butterfield, you will immediately exit to the right onto Spring Road, following the signs marked "Drury Lane/Spring Road".

                                    [MAP]

PROXY

                              DEAN FOODS COMPANY

  SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

                               OCTOBER 1, 1996


        The undersigned Stockholder of Dean Foods Company hereby appoints Thomas L. Rose, Thomas A. Ravencroft and Eric A. Blanchard, and each of them, proxies, with power of substitution, to vote at the Annual Meeting of Stockholders of the Company to be held at the Drury Lane Oakbrook Terrace, 100 Drury Lane, Oakbrook Terrace, Illinois, on Tuesday, October 1, 1996, at 10:00 A.M., Central Daylight Savings Time, or at any postponement or adjournment thereof, on the matters described on the reverse side.

                (Continued and to be signed on reverse side.)

                              DEAN FOODS COMPANY
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


                                                                                                  For All
1.  ELECTION OF DIRECTORS FOR A THREE-YEAR TERM                                  For   Withhold   (Except Nominee(s) written below.)
    EXPIRING IN 1999:                                                            [ ]     [ ]       [ ]
    Nominees:  Edward A. Brennan, John S. Llewellyn, Jr., and Richard P. Mayer
            THE BOARD OF DIRECTORS FAVORS A VOTE FOR ALL NOMINEES.
                                                                                                           --------------------
                                                                                                           Nominee(s) Exception
2.  PROPOSAL TO APPROVE the selection of Price Waterhouse as the                 For   Against    Abstain
    independent accountants for the Company and its subsidiaries for the         [ ]     [ ]       [ ]
    fiscal year ending May 25, 1997:
            THE BOARD OF DIRECTORS FAVORS A VOTE FOR ITEM 2.


3. In the discretion of the proxies, the transaction of such other business which may properly come before the meeting, all as described in the Notice of 1996 Annual Meeting of Stockholders.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED ON ITEMS 1 AND 2, BUT WHERE NO DIRECTION IS INDICATED
WILL BE VOTED FOR ITEMS 1 AND 2.


Dated:                                           , 1996
       ------------------------------------------

- -------------------------------------------------------
- -------------------------------------------------------
           (SIGNATURE OF STOCKHOLDER(S))

IMPORTANT:  PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE.
WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.
WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION,
PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER
AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNER-
SHIP NAME BY AN AUTHORIZED PERSON.

